Exhibit 99.1

                                   CHARTERMAC

                    AMENDED AND RESTATED INCENTIVE SHARE PLAN


1.      Purpose

        The purpose of this plan (the "Plan") is to permit CharterMac (the "Company"), its Subsidiaries and its manager, Related Capital Company, LLC, and any successor manager (the "Manager") to attract and retain qualified persons as trustees, officers and employees and to incentivize and more closely align the financial interests of the Manager with the interests of the Company's shareholders by providing the Manager with a substantial financial interest in the Company's success.

        Reference is made to the solicitation statement (the "Solicitation Statement") dated June 18, 1997, with respect to the consolidation of the limited partnerships named in the Solicitation Statement with and into the Company. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Solicitation Statement.

2.      Types of Plan Benefits and Administration

        (a) Types of Awards. Under the Plan, the Company may in its sole discretion (subject to the terms of the Company's Second Amended and Restated Trust Agreement, as amended from time to time), grant with respect to the Company's shares of beneficial interest ("Shares") Awards (as defined below) to the trustees, officers, and employees of the Company or any of its Subsidiaries and officers and employees of the Manager or any affiliate of the Manager (the "Participants"), as authorized by action of the Board of Trustees of the Company (or a committee designated by the Board of Trustees). As used in the Plan, an "Award" shall mean awards in the form of share options ("Options"), restricted shares ("Restricted Shares"), deferred shares ("Deferred Shares"), performance units ("Performance Units"), and performance shares ("Performance Shares"); and an "Award Owner" shall mean the owner of an Award. Options granted pursuant to the Plan to Participants who are employees of the Company (or a Subsidiary) may be either (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-statutory options ("Non-Statutory Stock Options"), which are not intended to or do not meet the requirements of Code Section 422. Options granted to Participants who are not employees of the Company or a Subsidiary shall be only Non-Statutory Stock Options.

        (b) Administration. The Plan will be administered by a committee of the Board of Trustees of the Company which shall be comprised solely of two or more independent trustees and, if required for compliance with Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), each of whom is a "non-employee trustee" and, if required for compliance with Section 162(m) of the Code, each of whom is an "outside director" within the meaning of such section (the "Committee"). For purposes of the Plan, a person shall be deemed to be a "non-employee trustee" only if such person would qualify as a "non-employee director" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (the "SEC"). The Committee's construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Committee may in its sole discretion grant Awards to Participants and authorize the issuance of Shares pursuant to Awards granted under the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective Award and Award Agreements (as hereinafter defined) and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements, which need not be identical; to advance the lapse of any vesting, waiting or installment periods and exercise dates and to make all other determinations in the sole judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and such determination shall be in the sole and final judgment of the Committee. No trustee, including any trustee who is a Committee member, shall be liable for any action or determination taken or made under or with respect to the Plan or any Award in good faith.

        (c) Modification or Substitution. Subject to the terms of the Plan, the Committee may modify or cancel outstanding Awards or accept the surrender of outstanding Awards, and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under an Award Agreement without the Participant's consent.

3.      Eligibility

        (a) Generally. Except as provided in paragraph (b) of this Section 3, Awards shall be granted only to the Participants selected by the Committee who are, at the time of grant, trustees, officers or employees of the Company or a Subsidiary or officers or employees of the Manager. A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted one or more additional Awards if the Committee shall so determine.

        (b) Incentive Stock Options. No person shall be granted any Incentive Stock Option under the Plan unless, at the time such Option is granted, such person is an employee of the Company or any Subsidiary, and such person does not own, directly or indirectly, Shares of the Company possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or of any Subsidiary (unless the requirements of Section 7(f)(i) are satisfied).

4.      Shares Subject to Plan

        (a) Maximum Number. Subject to adjustment as provided in Sections 15 and 16 below, the maximum number of Shares that may be subject to Awards granted under the Plan (determined at the time each Award is granted) is the lesser of -

               (i) ten (10%) percent of the number of Total Shares (defined below) outstanding as of the December 31 preceding any issuance of Shares pursuant to an Award; and

               (ii) the limit prescribed by the Listing Standards, Policies, and Requirements of the American Stock Exchange, as amended from time to time, or any other applicable policies and requirements of any other national securities exchange or national quotation system on which the Shares are then listed.


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The term "Total Shares" shall mean Shares  including,  without  limitation,  (i)
common shares, preferred shares, and any other Shares and (ii) other securities that have the same economic attributes as common shares regardless of how denominated.

        (b) Reservation of Shares. The Company shall reserve for issuance, for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined, from time to time, by the Committee. If Awards granted under the Plan shall expire or terminate for any reason without having resulted in the issuance of Shares, the Shares subject to the portion of such Awards with respect to which Shares are not issued shall again be available for subsequent Award grants under the Plan. Shares issuable pursuant to Awards shall be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Committee.

5.      Form of Award Agreements

        As a condition to the grant of an Award under the Plan, each recipient of an Award shall execute an Award agreement ("Award Agreement"), substantially in the form authorized by the Board of Trustees of the Company or in such other form not inconsistent with the Plan as shall be specified by the Committee at the time such Award is granted.

6. [Intentionally Omitted]

7. Options.

        (a) Grant. The Committee may, in its discretion, grant Options, the terms and conditions of which shall be set forth in an Award Agreement.

        (b) Purchase Price. The purchase price per Share issuable upon the exercise of an Option granted pursuant to this Section 7 shall be the Fair Value (as defined in Section 21 hereof) on the date that such Option is granted. Notwithstanding anything to the contrary contained herein, in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Value of such stock at the date of grant of such Option, nor less than 110% of the Fair Value in the case of Options described in Section 7(f)(i).

        (c) Exercise Period. Each discretionary Option to a Participant shall expire on such date as the Committee shall determine, but in no event after the expiration of ten (10) years from the date on which such Award is granted, and in all cases each Option shall be subject to earlier termination as provided in the Plan or in any Award Agreement.

        (d) Vesting of Options. Options granted to a Participant may be exercised, and payment shall be made upon exercise of such Options, only to the extent that such Options have vested. Options shall vest in accordance with the schedule or terms set forth in the Award Agreement executed by the Award Owner and a duly authorized Trustee or officer of the Company. The Committee may accelerate the vesting of any Options granted pursuant to this Section 7.

        (e) Effect of Termination of Service. Upon termination of service of a Participant, all Options to such Participant to the extent not vested shall be forfeited. No Option may be exercised


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unless, at the time of such exercise, the Participant is, and continuously since the date of grant of his or her Options has been, engaged by the Company, a Subsidiary or the Manager, as the case may be, except that if and to the extent the Award Agreement or instrument so provides:

               (i) if the Participant ceases to be engaged by the Company, a Subsidiary or the Manager, as the case may be, for any reason other than death or disability or a discharge for "cause" (as defined in (iv) below), the right to exercise the Options, to the extent vested, shall terminate three (3) months after such cessation (or within such other period as may be specified in the Award Agreement or instrument);

               (ii) if the Participant dies while engaged by the Company or Subsidiary or the Manager or within three (3) months after the Participant ceases to be so engaged, the Options may be exercised by the administrator of the Participant's estate, or by the person to whom the Options are transferred by will or the laws of descent and distribution, to the extent vested, within the period of one (1) year after the date of death (or within such other period as may be specified in the Award Agreement or instrument);

               (iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) while engaged by the Company or Subsidiary or the Manager, the Options may be exercised, to the extent vested, within the period of one (1) year after the date the Participant ceases to be engaged by the Company or Subsidiary or the Manager because of such disability, or within such other period as may be specified in the Award Agreement; and

               (iv) if the Participant, prior to the expiration date of the Options ceases his or her services with the Company or Subsidiary or the Manager, as the case may be, because he or she is discharged for "cause" (as defined below), the right to exercise the Options shall terminate immediately upon such cessation of such services. "Cause" shall mean: willful misconduct in connection with the Participant's performance of services for the Company or Subsidiary or the Manager willful failure to perform his or her services in the best interest of the Company or Subsidiary or the Manager, as the case may be, as determined by the Committee, which determination shall be conclusive;

provided, however, that in no event may any Option be exercised after the expiration date of the Option. Any Options or portion thereof that is not exercised during the applicable time period specified above (or any shorter period specified in the Award Agreement or instrument) shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof.

        (f) Incentive Stock Options. Options granted under the Plan that are intended to be Incentive Stock Options shall be specifically designated as intending to be Incentive Stock Options and shall be subject to the following additional terms and conditions:

               (i) 10% Shareholder. If any Participant to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Incentive Stock Option, the owner of equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any


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



               Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (x) the exercise price per Share subject to such Incentive Stock Option shall not be less than 110% of the Fair Value (as defined in Section 21) of one Share at the time of grant; and (y) the option exercise period shall not exceed five years from the date of grant.

               (ii) Dollar Limitation. Shares of the Company that are acquired pursuant to the exercise of an Incentive Stock Option granted to a Participant under the Plan shall be deemed to be acquired pursuant to the exercise of an Incentive Stock Option under Code
               Section 422, only to the extent that the aggregate Fair Value (determined as of the respective date or dates of grant) of the Shares with respect to which such Incentive Stock Option, and all other Incentive Stock Options that are granted to such Participant under the Plan (and under any other incentive stock option plans of the Company or any Subsidiary), are exercisable for the first time by such Participant in any one calendar year, does not exceed $100,000. To effectuate the provisions of this
               Section 7(f)(ii), the Committee may designate the Shares that are treated as acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such Shares and identifying such certificates as Incentive Stock Option stock in its stock transfer records.

               (iii) Disposition. If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share or shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

Except as modified by the preceding provisions of this Section 7(f), all the provisions of the Plan applicable to Options shall be applicable to Incentive Stock Options granted hereunder.

        (g) Method of Exercise of Options. An Award Owner may exercise an Option granted pursuant to the Plan by delivering to the Company at its main office written notice of exercise, which notice shall specify the number of Shares with respect to which the Option is being exercised, together with payment of the purchase price in exchange for the Company's issuance and delivery of certificates therefor. The purchase price for any Shares pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: cash (by check), transferring fully paid Shares to the Company with a Fair Value equal to the aggregate purchase price, or by cash payments in installments or pursuant to a full recourse promissory note, in either case, upon such terms as the Committee deems appropriate. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this Section 7 may also provide instructions to the Company that upon receipt of the purchase price in cash from the Award Owner's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option


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



shall be valued at their Fair Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Award Owner shall deliver the related Award Agreement to the designated representative of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Award Owner. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

8. Share Appreciation Rights.

        (a) Grant. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Share Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If granted in connection with an Option, a Share Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option.

        (b) Time of Grant. A Share Appreciation Right may be granted at any time if unrelated to an Option, or if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

        (c) Share Appreciation Right Related to an Option. Subject to Section 16 hereof, a Share Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable even if the Option to which it relates may be transferable. A Share Appreciation Right granted in connection with an Incentive Share Option shall be exercisable only if the Fair Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Share Option Agreement.

                      (i) Amount Payable. Upon the exercise of a Share Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Value of a Share on the date preceding the date of exercise of such Share Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Share Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Share Appreciation Right by including such a limit in the Award Agreement evidencing the Share Appreciation Right at the time it is granted.

                      (ii) Treatment of Related Options and Share Appreciation Rights Upon Exercise. Upon the exercise of a Share Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Share Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Share Appreciation Right or the surrender of such Option, the Share Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.



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        (d) Share  Appreciation  Right Unrelated to an Option. The Committee may
grant to Eligible Individuals Share Appreciation Rights unrelated to Options. Share Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 16), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Share Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Value of a Share on the date preceding the date of exercise of such Share Appreciation Right over the Fair Value of a Share on the date the Share Appreciation Right was granted, by (B) the number of
Shares  as  to  which  the  Share   Appreciation   Right  is  being   exercised.
Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Share Appreciation Right by including such a limit in the Award Agreement evidencing the Share Appreciation Right at the time it is granted.

        (e) Method of Exercise. Share Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Share Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Share Appreciation Right being exercised and the Award Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant.

        (f) Form of Payment. Payment of the amount determined under Sections 8(c)(i) or 8(d). may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Value on the date preceding the date of exercise of the Share Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

9. Restricted and Deferred Shares.

        (a) Grant. The Committee may grant Awards of Restricted or Deferred Shares, and may issue Restricted or Deferred Shares in payment in respect of vested Performance Units or Shares (as hereinafter provided in Section 10 and 11), which shall be evidenced by an Award Agreement between the Company and the Participant. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted and Deferred Shares shall be subject to the terms and provisions set forth below in this Section 9.

        (b) Issuances of Restricted and Deferred Shares. Restricted Shares granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted, provided that the Participant has executed an Award Agreement evidencing the Award, the appropriate blank share powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the Award Agreement evidencing a Restricted Share Award or Deferred Share Award (having any terms and conditions that the Committee may determine in its discretion), the appropriate blank share powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee




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



may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Share Award or a Deferred Share Award shall be deposited together with the share powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

        (c) Lapse of Restrictions. Restrictions upon Restricted and Deferred Shares awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Award Agreement evidencing the Award.

        (d) Treatment of Dividends. At the time the Award of Restricted or Deferred Shares is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Restricted or Deferred Shares, as the case may be) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Restricted or Deferred Shares (whether held in cash or as additional Restricted or Deferred Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Restricted Shares (or the distribution of unrestricted Shares to the Participant, in the case of Deferred Shares) in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Restricted or Deferred Shares shall be forfeited upon the forfeiture of such Shares.

        (e) Delivery of Shares. Upon the lapse of the restrictions on Restricted Shares, and upon the date specified in a Deferred Share Award for delivery of unrestricted Shares to a Participant, the Committee shall cause a share certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

        (f) Vesting and Forfeiture. A Participant shall become vested with respect to Restricted Shares and Deferred Shares only to the extent that the vesting conditions set forth by the Committee in the Award Agreement are satisfied. To the extent a Participant's interest in a Restricted Share or Deferred Share Award has not unvested as of the date a Participant's service terminates for any reason, the Award shall terminate and become null and void on that date.

10. Performance Awards.

        (a) Performance Objectives. Performance objectives for Performance Awards may be expressed in terms of earnings per Share, pre-tax profits, net earnings or net worth, return on equity or assets, any combination of the foregoing, or any other standard or standards deemed appropriate by the Committee at the time the Award is granted. Performance objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a


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Subsidiary, an affiliate, or a division.  Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. Prior to the end of a performance cycle (of not less than one fiscal year of the Company), the Committee, in its discretion, may adjust the performance objectives to reflect a change in the capitalization, a change in the tax rate or book tax rate of the Company or any Subsidiary, affiliate, or division, or any other event which may materially affect the performance of the Company, a Subsidiary, an affiliate, or a division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary, an affiliate, or a division.

        (b) Performance Units. The Committee, in its discretion, may grant Awards of Performance Units, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Participant. Performance Units may be denominated in Shares or a specified dollar amount; and, contingent upon the attainment of specified performance objectives within the performance cycle, represent the right to receive payment --

                      (i) in the case of Share-denominated Performance Units pursuant to Section 11, the Fair Value of a Share per Performance Unit on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee; and

                      (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or a percentage (which may be more than 100%) of the amount described in clause (i) depending on the level of performance objective attainment;

provided, however, that the Committee may at the time a Performance Unit is granted, specify a maximum amount payable in respect of a vested Performance Unit. Each Award Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest and the performance cycle within which such objectives must be satisfied.

        (c) Vesting and Forfeiture. A Participant shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Award Agreement are satisfied for the performance cycle. To the extent a Participant's interest in a Performance Units Award has not vested as of the date a Participant's service terminates for any reason, the Award shall terminate and become null and void on that date.

        (d) Payment of Awards. Payment to Participants in respect of vested Performance Units shall be made within sixty (60) days after the last day of the performance cycle to which such Award relates unless the Award Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Award Agreement. Subject to Section 11, such payments may be made entirely in Shares valued at their Fair Value as of the last day of the applicable performance cycle or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion, shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Restricted Shares, the Committee must determine the extent to which such payment will be in Restricted Shares and the terms of such Restricted Shares at the time the Award is granted.

11. Performance Shares.

        (a) Grant. The Committee, in its discretion, may grant Awards of Performance Shares, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Participant. Each Award Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

        (b) Rights of Participant. The Committee shall provide at the time an Award of Performance Shares is made, the time or times at which the actual Shares represented by such Award shall be issued in the name of the Participant; provided, however, that no Performance Shares shall be issued until the
Participant has executed an Award Agreement evidencing the Award, the appropriate blank share powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Shares, the appropriate blank share powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the share powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Committee, all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

        (c) Lapse of Restrictions Subject to Section 16, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance objectives as the Committee may, in its discretion, determine at the time an Award is granted. To the extent a Participant's interest in a Performance Share Award has not vested as of the date a Participant's service terminates for any reason, the Award shall terminate and become null and void on that date.

        (d) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on actual Shares represented by such Award which have been issued by the Company to the Participant shall be deferred until the lapsing of the restrictions imposed upon such Performance Shares and held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Share (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

12.     Transferability of Awards

        Unless otherwise authorized by the Committee in an Award Agreement, no Award granted under the Plan shall be assignable or transferable by the Participant to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the Participant, the Award shall be exercisable only by or on behalf of such person. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferable to selected persons on terms and conditions as determined by the Committee at the time of such transfer.

13.     General Restrictions

        (a) Award Owner Representations. The Company may require a person to whom an Award is granted, as a condition of exercising such Award, to:

                      (i) give such written assurances, in substance and form satisfactory to the Company, as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, including, without limitation, that such person is acquiring the Share subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same; and

                      (ii) grant to the Company the right, which shall be for a price equal to the Fair Value for such Shares and upon such other terms as the Committee, in its sole discretion, prescribes, to repurchase from the Award Owner any or all Shares acquired by such Award Owner through the exercise of an Award which such Award Owner may at any time desire to sell, transfer or otherwise dispose of.

Certificates representing Shares issued upon exercise of the Award shall bear such legends as are deemed appropriate by legal counsel to the Company, unless the Award Owner provides a written opinion of legal counsel, satisfactory to the Company, that any such legend is not required.

        (b) Compliance With Securities Laws.

                      (i) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of such Award or the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary  as a condition  of, or in  connection  with the grant  or  exercise  of  such  Award  or the  issuance  or purchase of Shares thereunder, such Award shall not be effective or may not be accepted or exercised in whole or in part (as applicable) unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

                      (ii) The Company shall provide each Award Owner with such information, statements, discussions and analyses with respect to the Company in such manner and at such times as may be required under state or federal securities laws.

14.     Rights as a Shareholder

        Except as otherwise expressly provided in the Plan or an Award Agreement, the Award Owner shall have no rights as a shareholder with respect to any Shares covered by the Award until the date upon which the share certificates are issued to him or her for such Shares. Except as otherwise expressly provided in the Plan or an Award Agreement, no adjustment shall be made for cash dividends or other distributions or rights for which the record date is prior to the date on which such share certificate is issued.

15.     Recapitalization

        In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan and in the number, kind, and per share exercise or purchase price, of Shares subject to outstanding Awards or portions thereof granted prior to such adjustment. Any such adjustment to an outstanding Option or Share Appreciation Right shall be made without change in the total price applicable to the unexercised portion of such Option or Share Appreciation Right as of the date of the adjustment. No such adjustment shall be made with respect to an Incentive Stock Option that would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Incentive Stock Option or a grant of additional benefits to the holder of an Incentive Stock Option.

16.     Reorganization

        In the event that:

               1. the Company is merged or consolidated with another entity or person other than an Affiliate, and the Company is not a surviving entity, or

               2. all or substantially all of the assets or more than 20% of the outstanding equity securities of the Company entitled to vote for trustees is acquired by any other entity or person other than an Affiliate or an entity or person or any Affiliate thereof owning 5% or more of the outstanding voting stock of the Company or

               3. there is a reorganization or liquidation of the Company,

the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Awards, either (x) in the case of a merger, consolidation or reorganization of the Company, make appropriate provision for the protection of any such outstanding Awards by the substitution on an equivalent basis of appropriate shares or other securities of the Company, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the Shares (provided that no additional benefits shall be conferred upon Award Owners as a result of such substitution), or (y) upon written notice to the Award Owners, provide that all unexercised Awards must be exercised within a specified number of days of the date of such notice or the unexercised Awards will be terminated, or (z) upon written notice to the Award Owners, provide that all unexercised Awards shall be purchased by the Company or its successor within a specified number of days of the date of such notice at a price equal to the value the Award Owners would have received if they then exercised all their Awards and immediately received full payment in respect of such exercise, as determined in good faith by the Committee.

        Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event of a reorganization or other event described above which is also intended to constitute a Pooling Transaction (as defined herein), the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement with respect to any Award, (ii) providing that the payment or settlement in respect of any Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing and (iii) providing for the extension of the term of any Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Award. For purposes of this Plan, "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

17.     No Special Rights

        Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Award Owner any right with respect to the continuation of his or her service with the Company or Subsidiary or Manager, or interfere in any way with the right of the Company, (or any Subsidiary), or the Manager, as the case may be, subject to the terms of any separate agreement to the contrary, at any time to terminate such service or to increase or decrease the compensation of the Award Owner from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of services for purposes of this Plan shall be determined by the Committee.

18.     No Special Trustee Rights

        Nothing contained in the Plan or in any Award granted under the Plan shall constitute evidence of any agreement or understanding, express or implied, that a trustee has a right to continue as a trustee for any period of time.

19.     Other Employee Benefits

        The amount of any income deemed to be received by an Award Owner as a result of the exercise of an Award or the sale of Shares received upon such exercise will not constitute "compensation" or "earnings" with respect to which any other benefits of such person are determined by the Company, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

20.     Definitions

        (a) Affiliate. The term "Affiliate" shall mean a corporation or other entity or person which, at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

        (b) [Reserved].

        (c) Fair Value. The term "Fair Value" of a Share shall mean if the Shares are traded on a national securities exchange, the closing price for such Shares on the day immediately preceding the date of determination or if there is no closing price on such date, the last preceding closing price, if the Shares are not traded on a national securities exchange, the mean of the high bid and ask quotes of such Shares as reported in the NASDAQ/NMS reports or the National Quotation Bureau Inc.'s pink sheets or in the NASD Bulletin Board on the day immediately preceding the date of determination or if there were no high bid and ask quotes on such date, the last preceding day that there were, and if neither
(i) or (ii) are applicable, as determined in good faith by the Committee.

        (d) Rule 16b-3. The term "Rule 16b-3" shall mean Rule 16b-3 of the SEC (or any successor rule).

        (e) Subsidiary. The term "Subsidiary" shall mean any entity in an unbroken chain of entities beginning with the Company if, at the time of the grant of the Award, each of the entities other than the last entity in the unbroken chain owns equity interests possessing 50% or more of the total combined voting power of all classes of equity interest in one of the other entities in such chain.

21.     Amendment of the Plan

        (a) The Board of Trustees may at any time and from time to time modify or amend the Plan in any respect, provided that, the Board of Trustees shall not modify or amend the Plan without the approval of the shareholders of the Company if such approval were required or desired for compliance with (i) an exemption afforded by Rule 16b-3 or (ii) Section 422 of the Code. The termination or any modification or amendment of the Plan shall not, without the consent of an Award Owner, affect his or her rights under an Award previously granted to him or her. With the consent of the Award Owners affected, the Committee may amend outstanding Award Agreements in a manner not inconsistent with the Plan.

        (b) Notwithstanding the provisions of Section 22(a), the Board of Trustees shall have the right, but not the obligation, without the consent of the Company's shareholders, to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise), as may be afforded incentive stock options under Section 422 of the Code; and
 amend or modify the terms and provisions of the Plan and of any outstanding Award granted under the Plan to the extent necessary to comply with any securities law to which, in the opinion of counsel to the Company, the Plan or Award is subject.

22.     Withholding

               At such times as an Award Owner recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Award Owner shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Committee may, in its discretion and subject to compliance with applicable securities laws and regulations, withhold Shares having an aggregate Fair Value on the date preceding the date of such issuance equal to the Withholding Taxes.

23.     Effective Date and Duration of the Plan

        (a) Initial Effective Date. The Plan originally became effective when adopted by the Board of Trustees and approved by the Company's shareholders.

        (b) Restatement's Effective Date. The changes made in this amendment and restatement of the Plan shall become effective on the date on which the Company's shareholder's approve the amendment and restatement by a majority of the votes cast at a duly held meeting.

        (c) Termination. The Plan shall terminate upon the earlier of (i) September 30, 2007, or (ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the exercise of Awards granted under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

24.     Governing Law

        The Plan and all Award Agreements issued hereunder shall be governed by the laws of the State of Delaware.

25.     Expenses of Administration

        All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.


                                   **********


         The Plan was adopted by the Board of Trustees on September 30,
             1997 and approved by the sole shareholder of Shares on
                               September 30, 1997.

          The Plan as amended and restated was adopted by the Board of
             Trustees on November 26, 2003, and received shareholder
                         approval on November 26, 2003.